ITEX Corporation Partners With MyTypes.com

Seattle-based Technology & Small Business Blogging company to assist ITEX with initiatives to expand the Membership Trading Community

Bellevue, WA - January 9, 2008, ITEX Corporation (OTCBB: ITEX), The Membership Trading CommunitySM, a leading marketplace for cashless business transactions in North America, today announced it was teaming with MyTypes.com, an on-line Seattle company, and had made an equity investment in the private company.

Steven White, Chairman and CEO stated, “MyTypes has developed a very customer-centric method to make business blogging easier and friendlier. We are pleased to be able to make the benefits and convenience of MyTypes’s services available to our thousands of ITEX members utilizing ITEX dollars. Blogging is only a small part of how MyTypes will assist us. The ITEX Marketplace will also be made available to the expanding MyTypes business community, currently with more than 5,000 blogs and ranking in the top 10 of major search engine placement for blog-related keywords.”

Mr. White continued, “We were so impressed with their team that ITEX also took a 15% equity position in MyTypes. As part of our collaboration, ITEX has retained two MyTypes senior software engineers to work on our in-house initiatives over the next 3 months. This should prove to be a win-win situation for all parties.”

“ITEX and MyTypes share a similar commitment to making the on-line marketplace easy to use and creating a positive and profitable business community for small business,” said Vipin Singh, Co-Founder and CEO of MyTypes. “Just as ITEX created a new and better way for small business to increase sales, MyTypes has developed a powerful business blogging platform with built in promotion for better rankings in the search engines for its business community. We launched what we believe to be the only true community blogs with features that facilitate social networking and creating community, as vowed in our slogan “No Blogger Left Behind.” It’s been a blast working with the ITEX team over this past week. We’re really looking forward to proving our value throughout the trading community and building the world’s largest small business community and online marketplace.”

About ITEX

ITEX, The Membership Trading CommunitySM, is a thriving community of member businesses buying and selling more than $270 million a year in ITEX dollar transactions. Member businesses increase sales through an exclusive distribution channel managed by franchisees, licensees and corporate-owned locations, by utilizing ITEX dollars to exchange goods and services. ITEX is powered by ITEX Payment Systems, a leading payment technology platform for processing cashless business transactions. ITEX is headquartered in Bellevue, Washington.

Contact:
Alan Zimmelman
ITEX Corporation
425.463.4017
alan@itex.com
For more information, please visit www.itex.com

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; our ability to sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our broker network; and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors. These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-KSB and Forms 10-QSB, which are available at www.sec.gov., including under the caption, “Management's Discussion and Analysis of Financial Condition and Results of Operations.” All information set forth in this release is as of January 9, 2008 and ITEX undertakes no duty to update this information.